UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2007

CONCORD MILESTONE PLUS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-16757	52-1494615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Congress Park Drive, Suite 205, Delray Beach, Florida		33445
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (561) 394-9260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

(a)

On April 25, 2007, Ahearn, Jasco + Company P.A. (“Ahearn, Jasco”) was dismissed as the principal independent accountant of Concord Milestone Plus, L.P. (the “Company”) and of CM Plus Corporation, the Company’s general partner (the “General Partner”).  The decision to replace Ahearn, Jasco was approved by the Board of Directors of the General Partner on April 24, 2007.

The audit reports of Ahearn, Jasco on the financial statements of the Company as of and for the years ended December 31, 2006 and 2005 and on the balance sheets of the General Partner as of December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the financial statements of the Company for each of the fiscal years ended December 31, 2006 and 2005 and the balance sheets of the General Partner as of December 31, 2006 and 2005, and through the date of this Current Report, there were no disagreements between Ahearn, Jasco and the Company or the General Partner on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ahearn, Jasco would have caused Ahearn, Jasco to make reference to the subject matter of the disagreements in connection with their report.

The Company has provided Ahearn, Jasco a copy of the disclosures under this Item 4.01(a), and has requested Ahearn, Jasco to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company.  A copy of the letter dated April 27, 2007 furnished by Ahearn, Jasco in response to that request is attached as Exhibit 16.1 to this Form 8-K.

(b)

On April 24, 2007, the Company and the General Partner engaged Crowe Chizek and Company LLC (“Crowe Chizek”) to serve as their new principal accountant to audit their financial statements.  Prior to the engagement of Crowe Chizek, neither the Company nor the General Partner consulted Crowe Chizek regarding any matter requiring disclosure under Item 304(a)(2) of Regulation S-B.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit 16.1

Letter from Ahearn, Jasco dated April 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2007

CONCORD MILESTONE PLUS, L.P.

By: /s/ Leonard S. Mandor
Leonard S. Mandor,
President of General Partner

EXHIBIT INDEX

No.

Description

Exhibit 16.1

Letter from Ahearn, Jasco dated April 27, 2007.